CONFIDENTIAL — SPECIAL HANDLING
Exhibit 10.1

July 27, 2007	VIA ELECTRONIC TRANSMISSION
Mr. Dion Joannou
2839 NE 24th Place
Fort Lauderdale, FL 33305
U.S.A.
Dear Dion:
This letter (“Agreement”) records the arrangements between you and Nortel Networks Inc. concerning the cessation of your employment. The arrangements are as follows:
Cessation of Employment
1.	As used in this Agreement, the term “Corporation” shall mean Nortel Networks Inc., its parent, subsidiaries, affiliates (including, but not limited to, Nortel Networks Corporation and Nortel Networks Limited), predecessors, successors and assigns and all past and present officers, directors, employees and agents (in their individual and representative capacities only) of Nortel Networks Inc., its parent, subsidiaries, affiliates, predecessors, successors and assigns, in every case individually and collectively.

2.	Your employment relationship with the Corporation shall cease on August 31, 2007 (“Employment Termination Date”). All previous external responsibilities which you had will be assumed by a person designated by the Corporation, including any participation in industry or other associations representing the Corporation. You cease to act as an officer and/or director of the Corporation and any of the Corporation’s subsidiaries and affiliates on August 31, 2007, and the Corporation will take all necessary steps to remove you from all such positions.
Revocation Clause
3.	You acknowledge that you received this document on or about July 27, 2007, and have been provided at least twenty-one (21) days on or about July 27, 2007, at your discretion, to consider the terms in this Agreement. In addition, you shall have seven (7) calendar days following your execution of this document to revoke this Agreement by written notice. To be valid, the letter of revocation must be received by Gordon A. Davies at Nortel Networks, 195 The West Mall, Toronto, Ontario M9C 5K1, consistent with the terms of paragraph 10 of this Agreement, not later than the close of business seven (7)

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calendar days after you sign this Agreement. The terms and conditions of this Agreement shall become operative seven (7) days after you execute and deliver this Agreement to Mr. Davies, provided that you are in compliance with all terms and conditions of this Agreement as of such date, you have not revoked this Agreement pursuant to the provisions set forth above in this paragraph and the conditions in clauses (i) and (viii) of the first paragraph of paragraph 4 have been satisfied.
Post Termination Payments/Benefits (“PTPB”) To Be Provided by the Corporation
4.	The Corporation will provide you the payments and benefits set out in this paragraph 4(a) through (e) below, in addition to the payments and benefits set forth in paragraph 5 of this Agreement, conditional upon (i) completion of the Corporation’s governance process, including approval by the Compensation and Human Resources Committee of the Boards of Directors of Nortel Networks Corporation and Nortel Networks Limited, (ii) your signing and returning to Mr. Davies a copy of this Agreement within the time period provided in paragraph 10 of this Agreement; (iii) your compliance with the terms and conditions of this Agreement and the Employee Agreement and other documents such as the Agreement Relating to Intellectual Property (collectively, the “Employment Documents”); (iv) you not revoking this Agreement pursuant to paragraph 3 above; (v) you not soliciting, either directly or indirectly, for employment during the Severance Period any employee(s) currently employed by the Corporation; (vi) you not electing to accept employment with, or serve as a consultant, contractor or representative for, any of the companies identified on the Corporation’s comparator list which was reviewed with you on July 27, 2007 (the “Comparator List”), without the written consent of Nortel’s Chief Legal Officer; (vii) your execution on or promptly following the Employment Termination Date, and returning to Mr. Davies, a Release in the Form of Exhibit A, which is attached and made a part of this Agreement and (viii) the Corporation’s execution of this Agreement. Notwithstanding the foregoing, if the events in clauses (i) and (viii) hereof do not occur on or prior to August 21, 2007, this Agreement, including your release of claims in paragraph 9 hereof and your agreement to terminate your employment, shall be null and void. So long as you comply with the foregoing provisions, the Corporation will:

(Severance allowance)
(a)	pay you severance allowances (“Severance Pay”) pursuant to the Nortel Networks Enhanced Severance Allowance Plan (“Severance Plan”) from September 1, 2007 through February 28, 2009 (“Severance Period”), paid in a bi-weekly amount of twenty thousand ($20,000.00) dollars; provided that the payments which would ordinarily have been paid to you during the first six months shall be paid to you in a lump sum on or about March 1, 2008; all such payments will be made via direct deposit to your account in a U. S. bank, in accordance with your instructions;

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(Insurance benefits)
(b)	allow you to elect to: (i) continue during the Severance Period, all group life insurance (basic and optional employee and optional spouse and dependent), health coverages (medical, dental, vision, hearing, Employee Assistance Program and Health Care Reimbursement Account (“HCRA”)) and AD&D coverage in which you and your covered eligible dependents, if any, are enrolled on the Employment Termination Date pursuant to the terms and conditions of such coverages, or (ii) revoke all such coverages. If you elect (i), your coverages will continue at the applicable active employee contribution rate, provided, however that you shall be responsible for the payment of such employee contributions by making monthly payments during the first six months of the Severance Period and thereafter, applicable payments will be deducted from Severance Pay. The Corporation shall have the right to change coverages to the extent that it is generally changing its coverages for employees. Upon termination of coverage, only continued health coverage will be offered, as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), for a period generally extending for eighteen (18) months from your Employment Termination Date, minus the period of coverage at active contribution rates during the Severance Period. If you elect (ii), your life and AD&D coverages will terminate effective 12:01 a.m. on September 1, 2007, and your health coverages, with the exception of UCRA, will terminate at the end of the month in which your employment relationship ceases (August 2007), with an opportunity for continued health coverage under COBRA. If you decline the opportunity to continue HCRA coverage under COBRA, only eligible expenses incurred on or prior to the Employment Termination Date will be considered for reimbursement. Irrespective if you select (i) or (ii) above, at the time your group life insurance coverages terminate, you may convert appropriate coverages to applicable individual policies. AD&D cannot be converted to an individual policy. Please make your election in the space provided at the end of this Agreement concerning your decision to elect or decline the benefits set forth in this paragraph 4(b);
(Stock Options, Restricted Stock Unit Awards (“RSUs”) and Performance Stock Unit Awards (“PSUs”))
(c)	consider you ineligible for consideration for any future grant(s) of stock options, RSUs and PSUs. Moreover, all PSUs previously granted to you, as well as those stock options and RSUs granted to you in 2007, are forfeited as of the Employment Termination Date. Further, the Corporation, in accordance with the applicable Nortel stock option plans and applicable Instruments of Grant and/or Instruments of Award, will determine your rights with respect to those stock options and RSUs granted to you prior to 2007 as set forth in Exhibit B attached hereto. Subject to any applicable trading restrictions (including Nortel policies or applicable securities laws) that may restrict your ability to trade Nortel securities, you will have the right to exercise any vested Nortel stock options or settle any

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vested RSUs in accordance with the terms of the applicable instruments of grant/award, stock option plan(s) and any other relevant documents governing the options and RSUs as set forth in Exhibit B. In addition, should you accept employment with, or serve as a consultant, contractor or representative for, any of the companies listed on the Comparator List, without the written consent of Nortel’s Chief Legal Officer, you agree that you will, if required by Nortel in its sole discretion, pay to Nortel an amount in cash equal to; (i) the amount by which the market value of the shares on the date of exercise of the options exceeds the exercise price (in the case of options); and (ii) the amount (subject to certain adjustments) equal to the number of RSUs that vested during the applicable period multiplied by the market value of the shares on the applicable settlement date (in the case of RSUs), all in accordance with the terms of the applicable instruments of award/grant and any other documents that govern. Finally, please see paragraph 6(f) of this Agreement for Stock Insider Obligations;
(Outplacement assistance)
(d)	make available to you, should you elect, senior executive outplacement services in South Florida to assist you in securing new employment and pay the professional fees for such services as are reasonably incurred;
(Tax Preparation Services)
(e)	provide you with income tax preparation service through a tax preparer as designated by the Corporation, for the tax years 2007 and 2008;
(2007 Annual Incentive Plan (“AIP”))
(f)	you will not be eligible to receive an AIP payment for 2007;
(Withholdings)
(g)	with respect to any monies or monetary equivalents to be paid hereunder, in its reasonable discretion, withhold appropriate amounts concerning any and all applicable federal, state or local tax withholding.
Benefits and Payments Available to You Without Signing this Agreement
5.	The following payments and benefits shall be provided to you by the Corporation, as applicable, without the requirement that you sign this Agreement:

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(Pension benefits)
(a)	you shall be eligible for benefits, if applicable, pursuant to the terms and conditions of the Nortel Networks Retirement Income Plan (“Retirement Income Plan”);
(Nortel Networks Retirement Income Plan Restoration Plan (“Restoration Plan”), as applicable)
(b)	you shall be eligible for benefits, if applicable, pursuant to the terms and conditions of the Restoration Plan, however it is agreed and understood that in no event will you receive benefits under the Restoration Plan earlier than six months from your Employment Termination Date due to your status as a “key employee” under Internal Revenue Code Section 409A;
(Insurance benefits)
(c)	you will be allowed to elect to: (i) continue applicable health coverages, as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), for a period generally extending for eighteen (18) months following the Employment Termination Date from the Corporation; (ii) convert your group life insurance to an individual policy without a medical examination within thirty-one (31) days of the termination of that coverage; or (iii) if eligible, to commence coverage under the Nortel Networks Retiree Medical Plan and the Nortel Networks Retiree Life Plan pursuant to the terms and conditions of those plans;
(Stock options, Restricted Stock Unit Awards (“RSUs”) and Performance Stock Unit Awards (“PSUs”))
(d)	you are ineligible for consideration for any future grant(s) of stock options and RSUs and PSUs. Moreover, all PSUs previously granted to you as well as those stock options and RSUs granted to you in 2007 are forfeited as of Employment Termination Date. It is understood that if you do not sign this Agreement there will be no Severance Period during which stock options or RSUs granted to you prior to 2007 may be exercised or settled, as described in paragraph 4(c). Further, the Company, in accordance with the applicable Nortel stock option plans and applicable Instrument(s) of Grant and/or Instrument(s) of Award, will determine your rights with respect to those stock options and RSUs granted to you prior to 2007. Subject to any applicable trading restrictions (including Nortel policies or applicable securities laws) that may restrict your ability to trade Nortel securities, you will have the right to exercise any vested Nortel stock options or settle any vested RSUs in accordance with the terms of the applicable instruments of grant/award, stock option plan(s) and any other relevant documents governing the options and RSUs. In addition, should you accept employment with, or serve as a consultant, contractor or representative for, any of the companies listed on the

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Comparator List without the written consent of Nortel’s Chief Legal Officer, you agree that you will, if required by Nortel in its sole discretion, pay to Nortel an amount in cash equal to: (i) the amount by which the market value of the shares on the date of exercise of the options exceeds the exercise price (in the case of options); and (ii) the amount (subject to certain adjustments) equal to the number of RSUs that vested during the applicable period multiplied by the market value of the shares on the applicable settlement date (in the case of RSUs), all in accordance with the terms of the applicable instruments of award/grant and any other documents that govern. Finally, please see paragraph 6(f) of this Agreement for Stock Insider Obligations. The provisions of this paragraph 5(d) shall only apply if you do not execute this Agreement in accordance with paragraph 10 hereof;
(Nortel Networks Long Term Investment Plan (“LTIP”), as applicable)
(e)	contributions made by you and any amounts that have vested in your LTIP account will be maintained or distributed, pursuant to your direction(s) as permitted by the terms and conditions of the LTIP;
(Deferred Compensation, as applicable)
(f)	any amounts in your account in the Nortel Networks U.S. Deferred Compensation Plan (“NNDP”) will be distributed pursuant to your direction(s) as permitted by the terms and conditions of the NNDP; however, it is agreed and understood that in no event will you receive benefits under the Deferred Compensation Plan earlier than six (6) months from your Employment Termination Date due to your status as a “key employee” under Internal Revenue Code Section 409A;
(Vacation benefit)
(g)	you shall be paid, on or before the first pay period following the Employment Termination Date, a lump sum amount equivalent to your current accrued but unused vacation benefit (35 days) with no further vacation accrual subsequent to the Employment Termination Date; and
(Nortel Stock Purchase Plan (“NSPP”), as applicable)
(h)	any shares in your account in the NSPP will be distributed to you. If your account has not been closed within ninety (90) days of the Employment Termination Date, it will automatically be closed by the Plan’s service provider and all shares will be sold at the current market value.

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Obligations of DION JOANNOU
6.	Your signature at the end of this Agreement is required to receive the PTPB set forth in paragraph 4. Additionally, your signature will confirm the obligations set forth in this paragraph 6. Notwithstanding your signature, you, nonetheless, will be expected to comply with these obligations:

(Business/Expense Accounts)
(a)	you shall reconcile and settle your employee expense account, and any advances made to you by the Corporation, as soon as possible, but not later than the Employment Termination Date, and the Corporation shall in the normal course reimburse you for any business expenses incurred by you through the Employment Termination Date;
(Inventions/Confidentiality)
(b)	you acknowledge that you continue to be bound by the invention and confidentiality obligations of the Employment Documents. You confirm that your entire right, title, and interest to all Inventions as generally described in such agreement with the Corporation are assigned to the Corporation regardless of the exact terms in, or the existence of, such an agreement between you and the Corporation.

With respect to Inventions as described in the above paragraph, you have disclosed or will promptly disclose them in writing to the Corporation, and you will, on the Corporation’s request, promptly execute a specific assignment of title to the Corporation or its designee, and do anything else reasonably necessary, at the Corporation’s sole expense, to enable the Corporation to secure a patent or other form of protection for such Inventions in the United States and in other countries. Any information pertaining to such an Invention is considered the confidential information of the Corporation unless and until such Invention is patented or published by the Corporation.

Further, you agree that this Agreement is a confidential document as are all the terms and conditions expressed herein, subject to the Corporation’s right to disclose this Agreement in accordance with applicable securities laws. Accordingly, unless and until the Corporation publicly discloses this Agreement, you agree that you will not, except as required by law or judicial process, directly or indirectly, disclose, publicize or discuss the terms and/or conditions of this Agreement, with any employee and/or former employee of the Corporation, other than Mr. Davies, myself, the Corporation’s attorneys, or any other person, except as applicable, your spouse, your attorney, accountant, financial advisor, outplacement advisor and/or any prospective employer (but with respect to a prospective employer only with respect to the restrictions, or lack thereof, on your

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activities following termination of employment) beyond what is stated in any press coverage release or disclosure by the Corporation. In the event that you discuss this Agreement with any of the aforementioned individuals, it shall be your duty, responsibility and obligation to advise said individual(s) of the confidential nature of this Agreement and direct them not to discuss the terms and/or conditions of this Agreement with any person.

Also, you shall continue to maintain the confidentiality of all trade secrets and confidential, proprietary, commercial, technical or other information of the Corporation obtained by you during your employment and, specifically, you agree that you shall not at any time during or following your employment with the Corporation, disclose, other than to the Corporation’s authorized personnel, or otherwise use for non-Corporation purposes, any confidential or proprietary information (whether or not a trade secret) relating to an activity of the Corporation or to any invention, which is owned or licensed by the Corporation. Further, during the Severance Period, you agree, except as required by law or Judicial process, not to publicly reveal, disclose, or cause to be publicly revealed or disclosed anything with respect to the Corporation that could be reasonably expected to be injurious or harmful to any of its interests. In addition, during the Severance Period, you shall issue no public statement on the business affairs, policies or the like of the Corporation without the prior written consent of the Corporation and without limiting the foregoing, during the Severance Period neither party shall make any public statement that could be reasonably expected to disparage the other. Nothing in this Agreement or otherwise shall prevent you from (x) responding to incorrect, disparaging or derogatory statements to the extent reasonably necessary to correct or refute such statement or (y) making any truthful statement to the extent necessary in connection with circumstances covered by clauses (i), (ii) or (iii) of the next paragraph.

Notwithstanding any of the foregoing, the provisions of this paragraph 6(b) shall not apply (i) when disclosure is required by law or by any court, or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order you to disclose or make accessible any such information, (ii) with respect to any litigation involving this Agreement or any other agreement between you and the Corporation, (iii) in connection with any assistance provided by you pursuant to paragraph 6(d) hereof or (iv) as to information that becomes generally known to the public or within the relevant trade or industry other than due to your violation of this paragraph 6(b).
(Notice)
(c)	upon the occurrence of any contingency which affects your rights in or to any subsequent payment or benefit as expressly set forth in clause (vi) of the first paragraph of paragraph 4 hereof, or upon your commencement of coverage under a new employer’s benefit plan(s), you shall, within ten (10) days of such

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occurrence, give written notice to the Corporation of that event. Such notice shall be sent in writing to Mr. Davies;
(Advice and Assistance)
(d)	you shall make available to the Corporation advice, assistance and information that shall include, but not be limited to, offering and explaining evidence, providing sworn statements, participation in discovery, critical preparation testimony as may be deemed necessary by the Corporation concerning the Corporation’s position in any legal proceedings involving issues brought against or initiated by the Corporation of which you have knowledge. In the event it is necessary for you to provide the aforementioned services, then the Corporation shall reimburse you for authorized, reasonable and documented travel expenses, including, but not limited to, transportation, lodging and meals, but not including attorneys’ or other professional fees incurred without the prior approval of Nortel’s Chief Legal Officer (provided that in all events you shall have the benefits of paragraph 8 hereof);
(Company Property and Information Preservation)
(e)	prior to your Employment Termination Date and before receiving any monies pursuant to this Agreement, you shall return to the Corporation any and all property of the Corporation currently in your possession and/or subject to your control, whether such material shall be written instruments or tapes in electronic and/or recorded format. Nothing herein shall prevent you from retaining your personal papers, materials relating to your compensation and/or business expenses, materials you reasonably believe are necessary for your personal taxes or your work product (provided you treat any confidential information contained in such work product in accordance with paragraph 6(b) of this Agreement).

The Corporation’s Corporate Procedure 206.01 provides that all data, including personal documents and messages stored on or transmitted through the network resources of Nortel Networks in any form are and remain at all times the property of Nortel Networks. In addition, all work product that you have produced during your employment with the Corporation is the property of the Corporation. Therefore, all information (however recorded or stored) (“Information”) in your possession and/or that you have created in the course of your employment with the Corporation (whether or not currently in your possession or control) is the property of the Corporation.

You are aware that Nortel Networks has received a formal order of investigation from the United States Securities and Exchange Commission (“SEC”) that requires the preservation and collection and disclosure of certain Information to the SEC. The Corporation is also a party to various civil lawsuits and other investigations and may need access to certain Information for those matters as

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well. Therefore, you agree to use your best efforts to preserve all Information in your possession, custody and control (including information controlled by your assistant, if any), will leave all such information in the possession and custody of the Corporation, and will not knowingly retain any Information in your possession or custody.

In addition, the Corporation will take possession of your computer and preserve all electronic Information on your computer, as well as any related servers on which you have Information stored, at the time your computer is turned into the Corporation. Except to the extent you are permitted to retain certain Information pursuant to the last sentence of the first paragraph of this paragraph 6(e), you will use your best efforts to ensure that Information located in your home, including on a home personal computer, is returned to the Corporation and deleted from your home computer.

The Information will be used by the Corporation for general business purposes and may also be provided by the Corporation to regulatory authorities in response to their requests or disclosed in any relevant private litigation to which the Corporation is a party. Also, the Information may be used by and provided to other entities within the Nortel Networks group and/or the Corporation’s external advisors. In some instances, the recipients of this Information will be located outside your geographic area. To the extent that the Information contains any personal information, you consent to the collection, transfer and disclosure of that information by the Corporation to Nortel Networks entities, third parties and regulatory authorities within and outside of your geographic area for the purposes set out above. The Corporation will use its best efforts to provide you with notice in advance of disclosing such personal information;
(Stock Insider)
(f)	you understand and agree that if you have the designation of either “Reporting” or “Non-Reporting” Insider pursuant to Corporate Policy 320.28 of Nortel Networks Corporation (and under applicable Canadian/US securities legislation for Reporting Insiders), you will cease to have this designation effective on the Employment Termination Date. Notwithstanding the fact that you will no longer have this designation, if you are in possession of material non-public information relating to Nortel Networks, you are prohibited from trading in Nortel Networks securities (or informing another person of the material non-public information) in accordance with applicable laws. If you are a “Reporting” Insider, you understand that you are required to amend your insider profile within ten (10) days of your termination date on the Canadian System for Electronic Disclosure by Insiders (SEDI) to indicate that you are no longer a “Reporting” Insider of Nortel Networks. You should contact the Insider Reporting Department at (905) 863-1220 and fax (905) 863-8524 for assistance in amending the SEDI profile, which will be provided by the Corporation’s law department. In addition, the

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Corporation will: (i) assist you with the preparation and filing with the SEC of a Form 4 or Form 5 (and any equivalent filing that may be required in Canada), as applicable, reporting the termination of your insider status, and (ii) provide you with a copy of the SEC Form 8-K prepared in connection with this Agreement before it is filed;
(Completion of Forms/Paperwork)
(g)	you agree to complete such documentation/forms and paperwork that may be necessary to commence benefits to be provided under this Agreement; and
(Repayment)
(h)	you understand and agree that the Corporation may deduct from any payment provided to you under this Agreement any amounts (including, but not limited to, any advance loans, overpayment, tax equalization payments of other monies) that the Corporation determines that you owe the Corporation. In the event that the Corporation intends to exercise its rights under this paragraph 6(h), the Corporation shall provide you with written notice, including an explanation for the deduction, and you shall have ten (10) business days from the date of such notice to respond. During the ten (10) day notice period, the Corporation will not make any proposed deductions and the Corporation agrees to consider in good faith any response you may provide during the notice period.
Cessation of Benefits
7.	All company benefits not expressly extended to you pursuant to this Agreement shall be terminated effective 12:01 a.m. on the day after the Employment Termination Date. In addition, prior to the Corporation taking action that would cause a forfeiture to you of any payment, or benefit in accordance hereunder, it shall give you written notice of the events giving rise to such action and no less than thirty (30) days to cure such events.
Indemnification
8.	The Corporation shall defend, indemnify and otherwise hold you harmless in accordance with section 124 of the Canada Business Corporation’s Act and the Corporation’s By-Laws. Subject to and without limiting the foregoing, the Corporation’s legal counsel (at the Corporation’s expense) will represent you in respect of any civil, criminal, administrative, investigative (including any internal investigation or independent review being conducted by the Corporation’s Board of Directors or a Committee thereof) or other proceeding in Canada, the United States or other applicable jurisdiction in which you are involved (including as a witness) because of your association with the Corporation (hereafter, a “Matter”). However, in the event that the Corporation’s counsel cannot represent you in a Matter because of a conflict, the Corporation agrees to pay your reasonable and actual legal expenses in that Matter provided you agree that you will not

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settle the Matter, retain defense counsel or expert witnesses or consultants, or incur any defense costs without obtaining the Corporation’s prior written consent, which consent will not be unreasonably withheld.
RELEASE
9.	IN CONSIDERATION OF THE FOREGOING PAYMENTS AND BENEFITS DESCRIBED IN THIS AGREEMENT, YOU HEREBY FULLY AND UNCONDITIONALLY RELEASE AND FOREVER DISCHARGE CORPORATION (EXCEPT FOR THE PROMISES AND COMMITMENTS CONTAINED HEREIN, INCLUDING, BUT NOT LIMITED TO, YOUR RIGHTS TO BE INDEMNIFIED AND/OR EXPENSES PAID UNDER APPLICABLE LAW OR THE CORPORATION’S BY-LAWS OR TO BE COVERED UNDER ANY APPLICABLE INSURANCE POLICIES AND YOUR RIGHTS TO VESTED OR ACCRUED BENEFITS AS OF THE EMPLOYMENT TERMINATION DATE) TO THE EXTENT PERMITTED BY LAW, FROM ANY AND ALL CLAIMS, INCLUDING WITHOUT LIMITATION, PROVISIONS FOR SALARY, INCENTIVE COMPENSATION, VACATION PAY, SEVERANCE PAY UNDER THE NORTEL NETWORKS EXECUTIVE MANAGEMENT TEAM SEVERANCE ALLOWANCE PLAN, NORTEL NETWORKS ENHANCED SEVERANCE ALLOWANCE PLAN, NORTEL NETWORKS CORPORATION SPECIAL RETENTION PLAN, COMMISSIONS, PENSION OR OTHER BENEFITS OR OTHER COMPENSATION AND PERQUISITES AND ANY AND ALL REAL OR PRETENDED CLAIMS, CAUSES OF ACTION, OR DEMANDS, INCLUDING, WITHOUT LIMITATION, THOSE FROM RIGHTS UNDER ANY FEDERAL, STATE, AND LOCAL LAW, INCLUDING, WITHOUT LIMITATION, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT (“WARN”) AND THOSE PROHIBITING DISCRIMINATION ON ANY BASIS, INCLUDING SEX, AGE, RELIGION, SEXUAL ORIENTATION, DISABILITY, RACE, NATIONAL ORIGIN, AS MAY BE PROHIBITED UNDER SUCH LAWS AS THE AGE DISCRIMINATION ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT (OWBPA), THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT, THE EQUAL PAY ACT AND THE FAMILY AND MEDICAL LEAVE ACT, INCLUDING ANY AMENDMENTS TO THOSE LAWS (INCLUDING, BUT NOT LIMITED TO, YOUR RIGHT TO MAKE A CLAIM IN YOUR OWN RIGHT OR THROUGH A SUIT BROUGHT BY ANY THIRD PARTY ON YOUR BEHALF) OR ANY COMMON LAW CLAIMS OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, CONTRACT, TORT, AND PROPERTY RIGHTS INCLUDING, BUT NOT LIMITED TO, BREACH OF CONTRACT, FRAUD, DECEIT, NEGLIGENCE, NEGLIGENT MISREPRESENTATION, DEFAMATION, NEGLIGENT SUPERVISION, BREACH OF PRIVACY, MISREPRESENTATION, WRONGFUL TERMINATION, INVASION OF PRIVACY, INTENTIONAL OR NEGLIGENT INFLICTION OF EMOTIONAL DISTRESS, BREACH OF FIDUCIARY DUTY, VIOLATION OF PUBLIC POLICY AND ANY OTHER COMMON LAW CLAIM OF ANY KIND WHATSOEVER AS OF THE DATE OF THIS AGREEMENT WHICH YOU EVER HAD OR NOW HAVE,

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DIRECTLY OR INDIRECTLY, BASED UPON ANY FACT, MATTER, EVENT OR CAUSE, WHETHER KNOWN OR UNKNOWN, ARISING OUT OF OR RELATING TO YOUR EMPLOYMENT BY CORPORATION AND YOUR SEPARATION THEREFROM, OR YOUR RELATIONSHIP WITH CORPORATION OR THE TERMS OF ANY WRITTEN OR ORAL EMPLOYMENT ARRANGEMENTS OR THE LIKE THAT YOU MAY HAVE ENTERED INTO WITH THE CORPORATION. THIS AGREEMENT MAY NOT BE USED TO INTERFERE WITH YOUR RIGHT TO FILE A CHARGE OR PARTICIPATE IN AN INVESTIGATION OR PROCEEDING CONDUCTED BY THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR ANY OTHER APPROPRIATE AGENCY. HOWEVER, YOU UNDERSTAND AND AGREE THAT THE CORPORATION WILL USE THIS AGREEMENT AS A DEFENSE TO ANY SUCH CHARGE YOU FILE, INVESTIGATION OR PROCEEDING IN WHICH YOU PARTICIPATE, OR REMEDY WHICH YOU SEEK. YOU AGREE THAT THIS RELEASE SHALL BE BINDING UPON YOU AND YOUR HEIRS, ADMINISTRATORS, REPRESENTATIVES, EXECUTORS, SUCCESSORS AND ASSIGNS, AND ITS ENFORCEABILITY SHALL NOT BE CHALLENGED. YOU ACKNOWLEDGE THAT YOU HAVE READ THIS AGREEMENT AND THAT YOU UNDERSTAND ALL OF ITS TERMS AND EXECUTE IT VOLUNTARILY WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND THE CONSEQUENCES THEREOF. FURTHER, YOU ACKNOWLEDGE THAT YOU HAVE HAD AN ADEQUATE OPPORTUNITY TO REVIEW AND CONSIDER THE TERMS OF THIS AGREEMENT, INCLUDING AT YOUR DISCRETION, THE RIGHT TO DISCUSS THIS AGREEMENT WITH LEGAL COUNSEL OF YOUR CHOICE. YOU HEREBY ACKNOWLEDGE THAT YOU INTEND TO GRANT TO THE CORPORATION A FULL AND FINAL RELEASE AS SET FORTH HEREIN.
Review Period
10.	The terms and conditions of this Agreement will be open for your review and consideration through the close of business on August 21, 2007. If you have not returned an executed copy of this Agreement to Mr. Davies, at the address referenced in paragraph 3 of this Agreement by the close of business on August 21, 2007, then the terms and conditions set forth in this Agreement shall be withdrawn as of that time and date.

11.	This Agreement constitutes the entire understanding of the parties with respect to your prior employment, including termination thereof, and there are no promises, understandings or representations other than those set forth herein. This Agreement may be modified only with a written instrument duly executed by you and Corporation. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, heirs (in your case) and assigns.

12.	This Agreement shall be governed by the laws of North Carolina without regard to any provisions concerning conflict of laws. This Agreement may be delivered by facsimile and executed in counterparts, all of which, taken together, shall constitute one and the same original instrument.

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13.	The parties agree that should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.
14.	You shall be under no obligation to seek other employment, including self-employment, and, except as otherwise provided in paragraph 6(c) hereof, there shall be no offset against amounts or entitlements due you on account of any remuneration or benefits provided by subsequent employment you may obtain.
15.	In the event of your death while any payment, benefit or entitlement is due to you under this Agreement, such payment, benefit or entitlement shall be paid or provided to your beneficiary, devisee, legatee or other designee, or if there is no such designee, to your estate.
Please acknowledge that the foregoing correctly and completely sets forth your understanding of the arrangements and commitments, and your acceptance thereby, by signing, dating and returning this Agreement to Mr. Davies.
Yours truly,

/s/ Mike S. Zafirovski
Mike S. Zafirovski
Chief Executive Officer

Mr. Dion Joannou	Confidential — Special Handling

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement as set forth below.

PLEASE INDICATE BELOW YOUR
ELECTIONS REGARDING
• Insurance Benefits

I elect the provisions of: (CIRCLE ONE)

paragraph	4(b)(i)	OR 4(b)(ii)

D.J. INITIALS

NORTEL NETWORKS INC.	DION JOANNOU

By: /s/ William J. LaSalle	/s/ D. Joannou

Title: General Counsel — Operations	Date: August 1, 2007

Date: August 1, 2007

Mr. Dion Joannou	Confidential — Special Handling

Exhibit A
RELEASE
In consideration of your continued employment through the Employment Termination Date and the payments and benefits as set forth in the letter Agreement between Nortel Networks Inc. and you dated July 27, 2007, none of which are released or waived hereby, you hereby fully and unconditionally release and forever discharge Corporation, as defined in the Agreement (except for the promises and commitments contained in the letter dated July 27, 2007, including, but not limited to, your rights to be indemnified and/or expenses paid under applicable law or the Corporation’s By-laws or to be covered under any applicable directors’ and officers’ insurance policies and your rights to vested or accrued benefits as of the date you execute this Release), to the extent permitted by law, from any and all claims, including without limitation, provisions for salary, incentive compensation, vacation pay, severance pay under the Nortel Networks Executive Management Team Severance Allowance Plan, Nortel Networks Enhanced Severance Allowance Plan, Nortel Networks Corporation Special Retention Plan, commissions, pension or other benefits or other compensation and perquisites and any and all real or pretended claims, causes of action, or demands, including, without limitation, those from rights under any federal, state, and local law, including without limitation, the Worker Adjustment and Retraining Notification Act (“WARN”) and those prohibiting discrimination on any basis including sex, age, religion, sexual orientation, disability, race, national origin, as may be prohibited under such laws as The Age Discrimination Act of 1967, The Older Workers Benefit Protection Act (OWBPA), the Civil Rights Act of 1964, the Americans With Disabilities Act, The Equal Pay Act and the Family and Medical Leave Act, including any amendments to those laws (including but not limited to, your right to make a claim in your own right or through a suit brought by any third party on your behalf) or any common law claims of any kind, including, but not limited to, contract, tort, and property rights including, but not limited to, breach of contract, fraud, deceit, negligence, negligent misrepresentation, defamation, negligent supervision, breach of privacy, misrepresentation, wrongful termination, invasion of privacy, intentional or negligent infliction of emotional distress, breach of fiduciary duty, violation of public policy and any other common law claim of any kind whatsoever as of the date of this Release which you ever had or now have, directly or indirectly, based upon any fact, matter, event or cause, whether known or unknown, arising out of or relating to your employment by Corporation and your separation therefrom, or your relationship with Corporation or the terms of any written or oral employment arrangements or the like that you may have entered into with the Corporation. This Release may not be used to interfere with your right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other appropriate agency. However, you understand and agree that the Corporation will use this Release as a defense to any such charge you file, investigation or proceeding in which you participate, or remedy which you seek. You agree that this Release shall be binding upon you and your heirs, administrators, representatives, executors, successors and assigns, and its enforceability shall not be challenged. You acknowledge that you have read this Release and that you understand all of its terms and execute it voluntarily with full knowledge of its significance and the consequences thereof. Further, you acknowledge that you have had an adequate opportunity to review and consider the terms of this Release, including at your discretion, the right to discuss this Release with legal

Mr. Dion Joannou	Confidential — Special Handling

counsel of your choice. You hereby acknowledge that you intend to grant to the Corporation a full and final release as set forth herein.
(Signature)                /s/ D. Joannou
                         DION JOANNOU
(Date)                August 1, 2007

Mr. Dion Joannou	Confidential — Special Handling

Exhibit B
Dion Joannou — Severance Arrangements

Long Term Incentives — Severance Treatment

					Vesting		Termination Treatment
			Number	Strike
Award	Grant Date	Plan	of Units	Price ($USD)	Date	Amount	Date	Vested	Forfeit	Expiry
PSUs	21-Mar-07	2005 SIP	25,000	n/a	1-Jan-10	25,000	31-Aug-07		25,000	n/a
	14-Jun-06	2005 SIP	17,500	n/a	1-Jan-09	17,500	31-Aug-07		17,500	n/a
RSUs	21-Mar-07	2005 SIP	25,000	n/a	21-Mar-08	8,333	31-Aug-07		8,333	n/a
					21-Mar-09	8,333	31-Aug-07		8,333	n/a
					21-Mar-10	8,334	31-Aug-07		8,334	n/a
	14-Jun-06	2005 SIP	17,500	n/a	14-Jun-07	5,833	14-Jun-07	5,833
				n/a	14-Jun-08	5,833	14-Jun-08	5,833		n/a
				n/a	14-Jun-09	5,834	28-Feb-09	5,834		n/a
	22-Nov-05	2005 SIP	20,000	n/a	22-Nov-07	10,000	22-Nov-07	10,000		n/a
				n/a	22-Nov-08	10,000	22-Nov-08	10,000		n/a
Options	21-Mar-07	2005 SIP	50,000	25.82	21-Mar-08	12,500	31-Aug-07		12,500
					21-Mar-09	12,500	31-Aug-07		12,500
					21-Mar-10	12,500	31-Aug-07		12,500
					21-Mar-11	12,500	31-Aug-07		12,500
	14-Jun-06	2005 SIP	25,000	21.20	vested	6,250	vested	6,250		29-May-09
					14-Jun-08	6,250	14-Jun-08	6,250		29-May-09
					14-Jun-09	6,250	28-Feb-09		6,250
					14-Jun-10	6,250	28-Feb-09		6,250
	22-Nov-05	1986	75,000	30.70	vested	18,750	vested	18,750		29-May-09
					22-Nov-07	18,750	22-Nov-07	18,750		29-May-09
					22-Nov-08	18,750	22-Nov-08	18,750		29-May-09
					22-Nov-09	18,750	28-Feb-09		18,750
	28-Feb-02	1986	9,000	51.50	vested	9,000	vested	9,000		29-May-09
	29-Jan-02	2000	800	71.60	vested	800	vested	800		29-May-09
	29-Jan-02	2000	333	71.60	vested	333	vested	333		29-May-09
	29-Jan-02	1986	1,333	71.60	vested	1,333	vested	1,333		29-May-09
	28-Jan-99	1986	1,333	155.33	vested	1,333	vested	1,333		27-Jan-09
	29-Oct-98	1986	1,066	101.48	vested	1,066	vested	1,066		28-Oct-08
	29-Jan-98	1986	133	112.90	vested	133	vested	133		28-Jan-08